Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

November 8, 2024

Venu Holding Corporation

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Ladies and Gentlemen:

We have acted as counsel to Venu Holding Corporation, a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-281271), as may be amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the (i) offer, issuance and sale by the Company of the number of shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Company Shares”) specified in the Registration Statement, including the number of shares of Common Stock specified in the Registration Statement issuable upon the exercise of the underwriter’s over-allotment option (the “Over-Allotment Shares”), (ii) representative warrants to purchase up to the number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock sold pursuant to the Registration Statement, substantially in the form filed as an exhibit to the Registration Statement (the “Representative Warrants”), and (iii) up to the number of shares of Common Stock specified in the Registration Statement issuable upon exercise of the Representative Warrants (the “Warrant Shares”). The Company Shares, the Over-Allotment Shares, the Representative Warrants and the Warrant Shares are referred to herein as the “Registered Securities.” We understand that (a) the Company Shares are proposed to be sold for sale to the public and (b) the Representative Warrants are proposed to be issued to the representative of the underwriters (or its permitted assignees), each as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by the Company and the representative (the “Underwriting Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement and related prospectus, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

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Venu Holding Corporation

November 8, 2024

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	The Company Shares and the Over-Allotment Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.	The Representative Warrants have been duly authorized by the Company and, when executed by the Company and delivered to the purchaser(s) thereof against payment therefor in accordance with the terms of the Underwriting Agreement and the representative’s warrant agreement, substantially in the form filed as an exhibit to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares have been duly authorized, and if, as, and when the Warrant Shares are issued and delivered by the Company upon exercise of the Representative Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinion set forth in paragraph (2) above, is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law. We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York or (ii) waivers by the Company of any statutory or constitutional rights or remedies. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of the Company Shares, the Over-Allotment Shares and the Warrant Shares thereunder; (ii) the Company will issue and deliver the Registered Securities in the manner contemplated by the final prospectus; and (iii) all Registered Securities will be issued in compliance with applicable federal and state securities laws. To the extent the obligations of the Company with respect to the Registered Securities may be dependent upon such matters, we also assume for purposes of this letter that the other party under the Underwriting Agreement, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by the Underwriting Agreement; that such Underwriting Agreement has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Underwriting Agreement with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under the Underwriting Agreement.

Venu Holding Corporation

November 8, 2024

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

Our opinion is limited to the federal laws of the United States and the Colorado Business Corporation Act and, with respect to the opinions set forth in paragraph (2), above, the internal laws of the State of New York. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC